UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2016

Commission File Number
001-34581

Kraton Corporation
(Exact name of registrant as specified in its charter)

Delaware	20-0411521
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15710 John F. Kennedy Blvd., Suite 300
Houston, TX 77032
(Address of principal executive offices, including zip code)
281-504-4700
(Registrant’s telephone number, including area code)
Kraton Performance Polymers, Inc.
(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective as of 12:01 a.m., Eastern time, on September 14, 2016, Kraton Performance Polymers, Inc. changed its corporate name to “Kraton Corporation” (the “Company”). The name change was approved by the Company’s Board of Directors (the “Board”) and was effected through the filing of a Certificate of Amendment to the Certificate of Incorporation of the Company (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware. A copy of the Certificate of Amendment is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

In connection with the name change, by action of the Board, the Company amended and restated its Bylaws to reflect its new corporate name. There were no other amendments to the Bylaws. A copy of the First Amended and Restated Bylaws, reflecting this amendment, is filed herewith as Exhibit 3.2 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.
On September 14, 2016, the Company issued a press release announcing the name change. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01. Other Events.

Effective September 14, 2016, the Company amended its form of common stock certificate to reflect the name change. A specimen of the common stock certificate is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

The Company’s common stock will continue to trade on the New York Stock Exchange under the ticker symbol KRA. Holders of stock certificates bearing the prior corporate name need not take any action at this time. Such stock certificates continue to be valid and need not be exchanged.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Certificate of Incorporation
3.2	First Amended and Restated Bylaws of Kraton Corporation
4.1	Specimen Stock Certificate of Kraton Corporation’s Common Stock, par value $0.01 per share
99.1	Press Release, dated September 14, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraton Corporation

Date: September 14, 2016	By:	/s/ Stephen E. Tremblay
Stephen E. Tremblay
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
3.1	Certificate of Amendment to the Certificate of Incorporation
3.2	First Amended and Restated Bylaws of Kraton Corporation
4.1	Specimen Stock Certificate of Kraton Corporation’s Common Stock, par value $0.01 per share
99.1	Press Release, dated September 14, 2016